Exhibit 99.7

WARNER CHILCOTT PUBLIC LIMITED COMPANY 1 GRAND CANAL SQUARE, DOCKLANDS DUBLIN 2, IRELAND	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Time in the U.S.) on September 8, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on September 8, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717 so that it is received no later than September 8, 2013. This proxy card may also be handed to the Chairman of the applicable meeting and will still be valid.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WARNER CHILCOTT PUBLIC LIMITED COMPANY

AT THE COURT MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL C1.

AT THE EXTRAORDINARY GENERAL MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS EGM1 THROUGH EGM7.

				For	Against	Abstain

COURTMEETING C1. Approval of the Scheme of Arrangement.				☐	☐	☐

EXTRAORDINARYGENERAL MEETING (The full text of these resolutions is contained in the Notice convening the Extraordinary General Meeting) EGM1.Approval of the Scheme of Arrangement.				☐	☐	☐

EGM2.Cancellation of Warner Chilcott Shares pursuant to the Scheme of Arrangement.				☐	☐	☐

EGM3.Directors’ authority to allot securities and application of reserves.				☐	☐	☐

EGM4.Amendment to Articles of Association.				☐	☐	☐

EGM5.Creation of Distributable Reserves of New Actavis.				☐	☐	☐

EGM6.Approval, on a non-binding advisory basis, of specified compensatory arrangements between Warner Chilcott and its named executive officers.				☐	☐	☐

EGM7.Adjournment of the Extraordinary General Meeting.				☐	☐	☐

Vote on other matters

In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the Court Meeting or the Extraordinary General Meeting.

To change the address on your account, please check the box at the right and indicate your new address in the space provided on the reverse side where indicated. Please note that changes to the registered names on the account may not be submitted via this method.			☐

Please indicate if you plan to attend the Court Meeting and the Extraordinary General Meeting.	☐ Yes	☐ No		This Proxy is solicited on behalf of the Board of Directors of Warner Chilcott. This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” each of the proposals.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

COURT MEETING OF THE SCHEME SHAREHOLDERS AND

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OF WARNER CHILCOTT PUBLIC LIMITED COMPANY

SEPTEMBER 10, 2013

If voting by mail, please date, sign and mail this proxy card in the postage-paid, return-addressed envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Court Meeting

and the Extraordinary General Meeting:

The Joint Proxy Statement/Prospectus and other proxy materials are available at www.proxyvote.com

i             Please detach along perforated line and mail in the envelope provided.            i

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PROXY
WARNER CHILCOTT PUBLIC LIMITED COMPANY

COURT MEETING OF THE SCHEME SHAREHOLDERS AND

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, SEPTEMBER 10, 2013

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints the chairman of the applicable meeting, with full power of substitution, as proxy to represent and vote as designated on the reverse side, all the ordinary shares of Warner Chilcott Public Limited Company (“Warner Chilcott”) held of record by the undersigned on July 30, 2013, at (x) the Court Meeting of the Scheme Shareholders (as defined in the proposed Scheme of Arrangement referred to in the Notice convening the Court Meeting) convened by order of the Irish High Court pursuant to Section 201 of the Companies Act 1963 (the “Court Meeting”) for the purpose of considering and, if thought appropriate, approving (with or without modifications) the proposed Scheme of Arrangement to be held at The K Club, Straffan, County Kildare, Ireland on Tuesday, September 10, 2013, at 8:00 a.m. (local time) and (y) the Extraordinary General Meeting of Shareholders to be held at The K Club, Straffan, County Kildare, Ireland on Tuesday, September 10, 2013, at 8:30 a.m. (local time), or, if later, as soon as possible after the adjournment or conclusion of the Court Meeting, including in each case for the avoidance of doubt, any adjournment or postponement of either meeting.

NOTE:

Except where otherwise appears, capitalized terms shall have the same meaning in this document as they have in the Scheme of Arrangement set out in Part 3 of the joint proxy statement/prospectus of Warner Chilcott and Actavis, Inc.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side)